SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2010

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 West Loop South, Suite 500
Houston, Texas  77027
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Form of Restricted Stock Award Agreement

    On September 23, 2010, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Integrated Electrical Services, Inc. (the “Company”) approved an amended and restated form of restricted stock award agreement (the “Award Agreement”).  In addition to modifications from the prior form of award agreement relating to tax considerations and clarifying potential conflicts with existing employment agreements, the revisions include an amendment to the termination of employment section to allow pro rata vesting if employment is terminated by the Company without Cause (as defined in the 2006 Equity Incentive Plan, as amended and restated) or by the employee for Good Reason (as defined in the employee’s employment agreement).

The foregoing description of the Award Agreement is qualified in its entirety by reference to the Award Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference

Amended and Restated Employment Agreements

Also on September 23, 2010, the Committee approved amendments to the employment agreements (the “Employment Agreements”) of Michael J. Caliel, President and Chief Executive Officer, Terry Freeman, Senior Vice President and Chief Financial Officer, Robert B. Callahan, Senior Vice President – Human Resources, and Richard A. Nix, Group Vice President ─ IES Residential.  The revisions are intended to standardize the terms of the Company’s existing employment agreements.  In the event of termination by the Company without Cause or by the executive for Good Reason (as both terms are defined in the Employment Agreements), the Employment Agreements will provide for (1) immediate pro-rata vesting of time based vested equity awards and (2) pro-rata vesting of performance-based cash or equity awards, but only to the extent they are ultimately earned and paid.

The Employment Agreements contain “claw back” provisions for certain performance-based incentive compensation, as required by the Dodd-Frank financial reform act.  The Employment Agreements also contain provisions that provide for payments in the event of a change of control and, under certain circumstances, require a reduction in amounts paid to the executive as a result of a change of control, but only to the extent such payment would exceed amounts permitted by Section 280G of the Internal Revenue Code (the “Code”).  The Employment Agreements are intended to comply with Section 409A of the Code and require the executive to execute a waiver and release prior to receiving payment in most instances.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the Employment Agreements, which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Form of Restricted Stock Award Agreement under the 2006 Equity Incentive Plan.

10.2	First Amendment to Employment Agreement, dated September 24, 2010, by and between the Company and Michael J. Caliel.

10.3	First Amendment to Employment Agreement, dated September 24, 2010, by and between the Company and Terry Freeman.

10.4	First Amendment to Employment Agreement, dated September 24, 2010, by and between the Company and Robert B. Callahan.

10.5	First Amendment to Employment Agreement, dated September 24, 2010, by and between the Company and Richard A. Nix.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: September 24, 2010	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Form of Restricted Stock Award Agreement under the 2006 Equity Incentive Plan.

10.2	First Amendment to Employment Agreement, dated September 24, 2010, by and between the Company and Michael J. Caliel.

10.3	First Amendment to Employment Agreement, dated September 24, 2010, by and between the Company and Terry Freeman.

10.4	First Amendment to Employment Agreement, dated September 24, 2010, by and between the Company and Robert B. Callahan.

10.5	First Amendment to Employment Agreement, dated September 24, 2010, by and between the Company and Richard A. Nix.